Exhibit (e)(5)(ix)

AMENDMENT NO. 8

DISTRIBUTION AGREEMENT

EQ ADVISORS TRUST – AXA DISTRIBUTORS, LLC – CLASS K SHARES

AMENDMENT NO. 8, dated as of April 30, 2015 (“Amendment No. 8”) to the Distribution Agreement dated as of August 1, 2011 (“the Agreement”), as amended, between EQ Advisors Trust, a Delaware statutory trust (the “Trust”) and AXA Distributors, LLC (the “Distributor”), relating to Class K shares.

The Trust and the Distributor agree to modify and amend the Distribution Agreement. Unless defined herein to the contrary, terms shall have the meaning given to such terms in the Agreement.

1.	New Portfolios. The AXA/AB Dynamic Growth Portfolio, AXA/DoubleLine Opportunistic Core Plus Bond Portfolio, AXA/Goldman Sachs Strategic Allocation Portfolio and AXA/Invesco Strategic Allocation Portfolio are hereby added to the Agreement on the terms and conditions contained in the Agreement.

2.	Name Changes. Effective as of January 20, 2015, the name of the EQ/Natural Resources PLUS Portfolio is changed to AXA Natural Resources Portfolio. Effective May 1, 2015, the names of EQ/AllianceBernstein Dynamic Wealth Strategies Portfolio, EQ/AllianceBernstein Small Cap Growth Portfolio and EQ/AllianceBernstein Short Duration Government Bond Portfolio are changed to AXA/AB Dynamic Moderate Growth Portfolio, AXA/AB Small Cap Growth Portfolio and AXA/AB Short Duration Government Bond Portfolio, respectively.

3.	Schedule A. Schedule A to the Agreement, setting forth the Portfolios of the Trust for which the Distributor is authorized to distribute Class K shares is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS HEREOF, the parties have executed and delivered this Amendment No. 8 as of the date first above set forth.

EQ ADVISORS TRUST		AXA DISTRIBUTORS, LLC

By:	/s/ Steven M. Joenk	By:	Nicholas B. Lane
Name:	Steven M. Joenk	Name:	Nicholas B. Lane
Title:	President and Chief Executive Officer	Title:	Chairman, President and Chief Executive Officer

SCHEDULE A

AMENDMENT NO. 8

DISTRIBUTION AGREEMENT

CLASS K SHARES

All Asset Aggressive – Alt 25 Portfolio	AXA/Mutual Large Cap Equity Managed Volatility Portfolio
All Asset Aggressive – Alt 50 Portfolio	AXA/Pacific Global Small Cap Value Portfolio
All Asset Aggressive – Alt 75 Portfolio	AXA/Templeton Global Equity Managed Volatility Portfolio
All Asset Moderate Growth – Alt 15 Portfolio	EQ/BlackRock Basic Value Equity Portfolio
ATM International Managed Volatility Portfolio	EQ/Calvert Socially Responsible Portfolio
ATM Large Cap Managed Volatility Portfolio	EQ/Capital Guardian Research Portfolio
ATM Mid Cap Managed Volatility Portfolio	EQ/Common Stock Index Portfolio
ATM Small Cap Managed Volatility Portfolio	EQ/Convertible Securities Portfolio
AXA 2000 Managed Volatility Portfolio	EQ/Core Bond Index Portfolio
AXA 400 Managed Volatility Portfolio	EQ/Emerging Markets Equity PLUS Portfolio
AXA 500 Managed Volatility Portfolio	EQ/Energy ETF Portfolio
AXA Aggressive Strategy Portfolio	EQ/Equity 500 Index Portfolio
AXA Balanced Strategy Portfolio	EQ/Global Bond PLUS Portfolio
AXA Conservative Growth Strategy Portfolio	EQ/High Yield Bond Portfolio
AXA Conservative Strategy Portfolio	EQ/Intermediate Government Bond Portfolio
AXA Global Equity Managed Volatility Portfolio	EQ/International Equity Index Portfolio
AXA Growth Strategy Portfolio	EQ/International ETF Portfolio
AXA International Core Managed Volatility Portfolio	EQ/Invesco Comstock Portfolio
AXA International Managed Volatility	EQ/JPMorgan Value Opportunities Portfolio
AXA International Value Managed Volatility Portfolio	EQ/Large Cap Growth Index Portfolio
AXA Large Cap Core Managed Volatility Portfolio	EQ/Large Cap Value Index Portfolio
AXA Large Cap Growth Managed Volatility Portfolio	EQ/Low Volatility Global ETF Portfolio
AXA Large Cap Value Managed Volatility Portfolio	EQ/Mid Cap Index Portfolio
AXA Mid Cap Value Managed Volatility Portfolio	EQ/Money Market Portfolio
AXA Moderate Growth Strategy Portfolio	EQ/Morgan Stanley Mid Cap Growth Portfolio
AXA Natural Resources Portfolio	EQ/Oppenheimer Global Portfolio
AXA SmartBeta Equity Portfolio	EQ/PIMCO Global Real Return Portfolio
AXA Ultra Conservative Strategy Portfolio	EQ/Quality Bond PLUS Portfolio
AXA/AB Dynamic Moderate Growth Portfolio	EQ/Real Estate PLUS Portfolio
AXA/AB Short Duration Government Bond Portfolio	EQ/Small Company Index Portfolio
AXA/AB Small Cap Growth Portfolio	EQ/Wells Fargo Omega Growth Portfolio
AXA/Franklin Balanced Managed Volatility Portfolio	Multimanager Aggressive Equity Portfolio
AXA/Franklin Small Cap Value Managed Volatility Portfolio	Multimanager Core Bond Portfolio
AXA/Franklin Templeton Allocation Managed Volatility Portfolio	Multimanager Mid Cap Growth Portfolio
AXA/Horizon Small Cap Value Portfolio	Multimanager Mid Cap Value Portfolio
AXA/Lord Abbett Micro Cap Portfolio	Multimanager Technology Portfolio
AXA/Morgan Stanley Small Cap Growth Portfolio	Portfolio

AXA/AB Dynamic Growth Portfolio
AXA/DoubleLine Opportunistic Core Plus Bond Portfolio
AXA/Goldman Sachs Strategic Allocation Portfolio
AXA/Invesco Strategic Allocation Portfolio